Exhibit 24.1

POWER OF ATTORNEY

The undersigned, as a Section 16 reporting person of Amesite Inc. (the “Company”), hereby constitutes and appoints each of Ann Marie Sastry, Ph.D. and Sherrie Farrell as the undersigned’s true and lawful attorneys-in-fact to:

1.	complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorney-in-fact shall in their discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned’s ownership, acquisition or disposition of securities of the Company;

2.	do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney-in-fact shall deem appropriate; and

3.	take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorneys-in-fact, may be of benefit to, in the best interests of, or legally required by the undersigned, it being understood that the documents executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of January 4, 2023.

Signature:	/s/ Gilbert S. Omenn, M.D., Ph.D.
Print Name:	Gilbert S. Omenn, M.D., Ph.D.